SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 1, 2011

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut	06516
(Address of Principal Executive Offices)	(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2011, NanoViricides, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale (the “Offering”) of up to 500,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) at the purchase price of $10.00 per share (the “Purchase Price”).  On November 2, 2011, Seaside purchased an initial 250,000 shares of the Series B Preferred Stock for an aggregate purchase price of $2,500,000 (the “Initial Closing”).  Fourteen weeks following the Initial Closing, conditioned upon the Company’s satisfaction of conditions precedent set forth in the Agreement, Seaside will purchase the remaining 250,000 shares of the Series B Preferred Stock for the purchase price of $2,500,000 (the “Subsequent Closing”).  40,000 shares of the Series B Preferred Stock shall automatically convert into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at each of the Initial Closing and the Subsequent Closing and every fourteenth day thereafter at a conversion price equal to the Purchase Price divided by the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the ten consecutive trading days immediately prior to a conversion date multiplied by 0.85 and (ii) the VWAP for the trading day immediately prior to a conversion date multiplied by 0.88.  In the event that the conversion price does not equal or exceed $0.20 (the “Floor”), as calculated with respect to any subsequent conversion date, then such conversion will not occur and the shares not converted on that date will be added to the conversion on the following conversion date.

The Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.  Additionally, the Company has agreed to indemnify and hold harmless Seaside and its related parties against certain liabilities in connection with the issuance and sale of the Series B Preferred Stock under the Agreement.

The conversion price per share for the Initial Closing was $0.782, and the Company raised gross proceeds of $2,500,000 before estimated offering expenses of approximately $180,000, which includes placement agent and attorneys’ fees.

The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-165221), which was declared effective by the Securities and Exchange Commission on April 29, 2010.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

In connection with the Offering, pursuant to a Placement Agency Agreement entered into by and between Midtown Partners & Co., LLC (“Midtown”) and the Company, as amended by an Underwriter Agent Agreement Amendment No. 1, dated March 28, 2011 (as amended, the “Placement Agency Agreement”), the Company will pay Midtown a cash fee representing 6% of the gross purchase price paid by Seaside for the Series B Preferred Stock.

The foregoing is only a summary of the material terms of the Agreement and the Placement Agency Agreement.  The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  The foregoing description of the Placement Agency Agreement is qualified in its entirety by reference to the Placement Agency Agreement and the Underwriter Agent Agreement Amendment No. 1, which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent closings of the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the Shares it may acquire under the Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated March 3, 2010, by and between NanoViricides, Inc. and Midtown Partners & Co., LLC.(1)

1.2	Underwriter Agent Agreement Amendment No. 1 dated March 28, 2011(2)

4.1	Amendment to Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock

10.1	Securities Purchase Agreement dated November 1, 2011 by and between NanoViricides, Inc. and Seaside 88, LP.

99.1	Press Release dated November 3, 2011

(1)	Incorporated by reference from the Company’s Form 8-K filed on May 12, 2010.
(2)	Incorporated by reference from the Company’s Form 8-K filed on April 19, 2011.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: November 3, 2011	By:	/s/ Anil Diwan
Anil Diwan, President

Exhibit Index

Exhibit Number	Description
1.1	Placement Agency Agreement, dated March 3, 2010, by and between NanoViricides, Inc. and Midtown Partners & Co., LLC.(1)

1.2	Underwriter Agent Agreement Amendment No. 1 dated March 28, 2011(2)

4.1	Amendment to Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock

10.1	Securities Purchase Agreement dated November 1, 2011 by and between NanoViricides, Inc. and Seaside 88, LP.

99.1	Press Release dated November 3, 2011

(1)	Incorporated by reference from the Company’s Form 8-K filed on May 12, 2010.
(2)	Incorporated by reference from the Company’s Form 8-K filed on April 19, 2011.